As filed with the Securities and Exchange Commission on October 11, 2000
                                                Registration No. 333-___________
------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  TECHSYS, INC.
                                  -------------
             (Exact name of registrant as specified in its charter)

        New Jersey                                       22-3276736
        ----------                                       ----------
(State or other jurisdiction of                       (I.R.S. Employer
incorporation or organization)                        Identification No.)

                                 44 Aspen Drive
                          Livingston, New Jersey 07039
                          ----------------------------
   (Address, including zip code, of registrant's principal executive offices)

                                  TechSys, Inc.
                        2000 Incentive Compensation Plan
                        --------------------------------
                            (Full title of the Plan)

                                 Steven L. Trenk
                                  TechSys, Inc.
                                 44 Aspen Drive
                          Livingston, New Jersey 07039
                                 (973) 422-1666
                                 --------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                     -------
                                 With a Copy to:
                                  Joseph Lunin
                        Pitney, Hardin, Kipp & Szuch LLP
                                  P.O. Box 1945
                          Morristown, New Jersey 07962
                                 (973) 966-6300


                         CALCULATION OF REGISTRATION FEE
==================================== ================== ====================== ====================== ====================
        Title of Securities            Amount to be       Proposed Maximum       Proposed Maximum          Amount of
         to be Registered             Registered (1)       Offering Price       Aggregate Offering     Registration Fee
                                                            Per Share (2)              Price
------------------------------------ ------------------ ---------------------- ---------------------- --------------------
Common Stock, no par value               3,500,000              $8.22                  $28,770,000           $7,596
------------------------------------ ------------------ ---------------------- ---------------------- --------------------


---------------------

         (1) Estimated solely for the purpose of calculating the registration fee based upon the number of shares of Common Stock issuable pursuant to the TechSys, Inc. 2000 Incentive Compensation Plan (the "Plan"). Also includes, pursuant to Rule 416 under the Securities Act of 1933, as amended, (the "Securities Act") additional shares of Common Stock that may be issuable pursuant to anti-dilution provisions of the Plan.

         (2) Estimated solely for the purpose of calculating the registration fee. Such estimate has been computed in accordance with Rule 457 under the Securities Act based on the average high and low prices of the Registrant's Common Stock as reported on the Nasdaq SmallCap Market on October 9, 2000.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


ITEM 1.  Plan Information

         Not required to be filed with this Registration Statement.


ITEM 2.  Registrant Information and Employee Plan Annual Information

         Not required to be filed with this Registration Statement.



                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.           Documents Incorporated By Reference

         The following documents filed by TechSys, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

          1. Annual Report on Form 10-KSB for the year ended December 31, 1999 and the Amendment to Annual Report on Form 10-KSB/A for the year ended December 31, 1999.

          2. Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2000, as amended, and June 30, 2000.

          3. Current Reports on Form 8-K filed on August 24, 2000, September 5, 2000, September 7, 2000, and September 22, 2000.

          4. The Description of the Company's Common Stock contained in Registration Statement No. 33-78288.

         All documents hereafter filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are hereby incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4.  Description of Securities

         Not applicable.


ITEM 5.  Interests of Named Experts and Counsel

         Not applicable.


ITEM 6.  Indemnification of Directors and Officers

         Article 7 of the Company's Certificate of Incorporation provides as follows:

         Pursuant to Section 14A:2-7 of the New Jersey Business Corporation Act, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for damages or breach of any duty owed to the Corporation or its stockholders, except that a director or officer shall not be relieved from liability for any breach of duty based upon an act or omission:
(a) in breach of such person's duty of loyalty to the Corporation or its stockholders; (b) not in good faith or involving a knowing violation of law; or
(c) resulting in receipt by such person of an improper personal benefit.

         Article   V,   Section   1   of   the   Company's    By-laws   entitled
"Indemnification" provides as follows:

         The Corporation shall indemnify, and by this by-law does indemnify, all of its directors, officers, agents and employees serving as such from time to time after the date of the adoption of this by-law, both during their terms of office and thereafter, against all reasonable expenses, liabilities, judgments, fines and amounts paid in settlement actually incurred by them in the performance of their duties as directors, officers, agents or employees of the Corporation, to the fullest extent permitted by law. This indemnification may, in the discretion of the Board of Directors of the Corporation, include advances of reasonable expenses in advance of final disposition of any action, suit or proceeding. This indemnification shall not be exclusive of any other rights to which said directors, officers, agents or employees may be entitled. This indemnification shall inure to the benefit of the heirs, executors and administrators of said directors, officers, agents and employees of the Corporation.

         Statutory authority for indemnification of and insurance for the Company's directors and officers is contained in the New Jersey Business Corporation Act ("the Act"), in particular, Section 14A:3-5 of the Act, the material provisions of which may be summarized as follows:

         Directors and officers may be indemnified in non-derivative proceedings against settlements, judgments, fines and penalties and against reasonable expenses (including counsel fees) where the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and also, in a criminal proceeding, he must have had no reasonable cause to believe that his conduct was unlawful. In derivative proceedings such persons may be indemnified against reasonable expenses (including counsel fees) where the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, but not against settlements, judgments, fines or penalties except that, without a court determination as to entitlement to indemnity, no indemnity may be provided to a person who has been adjudged liable to the corporation. In all cases, the Act provides that indemnification may only be made by the corporation (unless ordered by a court) only as authorized in a specific case upon a determination that indemnification is proper in the circumstances because the person has met the applicable standard of conduct required of the person, requires a person to be indemnified for reasonable expenses (including counsel fees) to the extent he has been successful in any proceeding and permits a corporation to advance expenses upon an undertaking for repayment if it shall be ultimately determined that the director or officer is not entitled to indemnification. The indemnification and advancement of expenses provided by or granted pursuant to the Act is not exclusive of other rights of indemnification to which a corporate agent may be entitled under a certificate of incorporation, by-law, agreement, vote of stockholders or otherwise. However, no indemnification may be made to or on behalf of a director or officer if a final adjudication adverse to the director or officer establishes that the director's or officer's acts or omissions were in breach of his duty of loyalty to the corporation or its stockholders, were not in good faith or involved a knowing violation of law, or resulted in receipt by the director or officer of an improper personal benefit. A corporation may purchase and maintain insurance on behalf of any directors and officers against expenses incurred in any proceeding and liabilities asserted against them by reason of being or having been a director of officer, whether or not the corporation would have the power to indemnify the directors or officers against such expenses and liabilities under the statute.

         Each of the officers and directors of the Company is insured against certain liabilities which may be incurred as an officer or director of the Company or its subsidiaries pursuant to a Director and Officer Liability Insurance Policy issued by TIG Insurance Company. The general effect of the policy is that if any claims are made against officers or directors of the Company or its subsidiaries or any of them for a `Wrongful Act' (as defined in the policy) while acting in their individual or collective capacities as directors or officers, to the extent the Company has properly indemnified such officers and directors, the insurer will, subject to the retention amount, reimburse the Company or its subsidiary for 100% of any `Loss' (as defined in the policy). In addition, the extent that the Company or its subsidiary has not indemnified an officer or director, the insurer will pay on behalf of such officer or director 100% of the Loss. Under the policy, the term `Wrongful Act' means any actual or alleged breach of duty, error, misstatement, misleading statement, or omission done or attempted by the directors or officers solely in their capacities as such. There is no retention amount under the policy for a Loss for which the insured is not indemnified by the Company for all matters. The retention amount under the policy for a Loss for which the insured is indemnified by the Company is $150,000 for securities claims and $100,000 for all other matters.


ITEM 7.  Exemption from Registration Claimed

         Not applicable.

ITEM 8.  Exhibits

  5        Opinion of Pitney, Hardin, Kipp & Szuch LLP
  10.72    TechSys, Inc. 2000 Incentive Compensation Plan
  23.1     Consent of Arthur Andersen LLP
  23.2 Consent of Pitney, Hardin, Kipp & Szuch LLP (included in Exhibit 5 hereto)

ITEM 9.  Undertakings

  1.     The undersigned Registrant hereby undertakes:

        (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

        (b) That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   3.      Insofar  as  indemnification   for  liabilities   arising  under  the
           Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Livingston, State of New Jersey, on October 11, 2000.

                          TECHSYS, INC.

                              STEVEN L. TRENK
                          By: _______________________________________
                              Steven L. Trenk
                              Chairman, President and Chief Operating Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

                          TECHSYS, INC. 2000 INCENTIVE COMPENSATION PLAN (Administered by the Board of Directors)

                              STEVEN L. TRENK
                          By: _______________________________________
                              Steven L. Trenk
                              Chairman of the Board of Directors

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:


                                                     Title                              Date
                                                     -----                              ----


By: ALVIN S. TRENK                          Director                                  October 11, 2000
----------------------------------------
    Alvin S. Trenk


By: STEVEN L. TRENK                         Chairman, President, Chief                October 11, 2000
----------------------------------------    Operating Officer and Director
    Steven L. Trenk


By: MARTIN G. JACOBS                        Corporate Medical Director                October 11, 2000
----------------------------------------    and Director
    Martin G. Jacobs, M.D.


By: STANLEY B. AMSTERDAM                    Director                                  October 11, 2000
----------------------------------------
    Stanley B. Amsterdam


By: JEFFREY B. MENDELL                      Director                                  October 11, 2000
----------------------------------------
    Jeffrey B. Mendell



                                INDEX TO EXHIBITS


Exhibit 5         Opinion of Pitney, Hardin, Kipp & Szuch LLP

Exhibit 10.72     TechSys, Inc. 2000 Incentive Compensation Plan

Exhibit 23.1      Consent of Arthur Andersen LLP

Exhibit 23.2      Consent of Pitney, Hardin, Kipp & Szuch LLP (included in
                  Exhibit 5 hereto)